UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2010

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2010 H. Brent Austin was elected to serve on the Board of Directors (the "Board") of Williams Partners GP LLC (the "General Partner"), the general partner of Williams Partners L.P. (the "Partnership"). Mr. Austin will serve on the conflicts committee and the audit committee of the Board.

There is no arrangement or understanding between Mr. Austin and any other persons pursuant to which he was selected as a director. There are no relationships between Mr. Austin and the General Partner, the Partnership or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Austin will participate in the director compensation policy adopted by the Board on November 29, 2005, as revised on May 28, 2009. Subject to the proration provisions of the policy, members of the Board who are not officers or employees of the Company or its affiliates (each a "Non-Employee Director") each receive a bi-annual compensation package consisting of the following, which amounts are paid on August 22 and February 1: (a) $37,500 cash retainer; and (b) $2,500 cash each for service on the conflicts or audit committees of the Board. If a Non-Employee Director’s service on Board commences between December 1 and January 31 or between February 2 and August 21, the Non-Employee Director will receive a prorated bi-annual compensation package. In addition to the bi-annual compensation package, each Non-Employee Director will receive a one-time cash payment of $25,000 on the date of first election to the Board. Also, each Non-Employee Director serving as a member of the conflicts committee of the Board receives $1,250 cash for each conflicts committee meeting attended by such director. Fees for attendance at meetings of the conflicts committee are paid on August 22 and February 1 of each year for meetings held during the preceding months. Each Non-Employee Director is also reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its committees and attending education programs relevant to duties as a member of the Board. A copy of the Policy was filed as Exhibit 10.2 with the Partnership’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 6, 2009.

Item 7.01 Regulation FD Disclosure.

On September 14, 2010, the Partnership issued a press release announcing the appointment of Mr. Austin as discussed above. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) None
(b) None
(c) None
(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By: Williams Partners GP LLC, its General Partner

By: /s/ Sarah C. Miller
Sarah C. Miller
Assistant Corporate Secretary

Date September 14, 2010

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 14, 2010.